                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ] Confidential, for use by the Commission Only (as permitted by Rule 14e-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material under Rule 14a-12


                           IVP TECHNOLOGY CORPORATION
                           --------------------------
                (Name of Registrant as Specified in its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]   No fee required
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.  Title of each class of securities to which transaction applies:
2.  Aggregate number of securities to which transaction applies:
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4. Proposed maximum aggregate value of transaction:
5. Total fee paid:

[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1. Amount Previously Paid:
2. Form, Schedule or Registration Statement No.:
3. Filing Party:
4. Date Filed:


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                                PRELIMINARY PROXY
                           IVP TECHNOLOGY CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                November 16, 2001

DATE and TIME:    Friday, November 16th, 2001 at 10 a.m.

PLACE:            Four Seasons Hotel, 3890 Las Vegas Boulevard South,
                  Las Vegas Nevada


ITEMS OF BUSINESS:

         (1) To amend our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue to 150,000,000 shares and add a class of preferred stock consisting of 50,000,000 shares.

         (2) To elect five (5) directors to hold office until the 2002 Annual Meeting and until their successors are elected and qualify.

         (3) To ratify the selection of Weinberg & Company, P.A. as our independent public accountants for the year ending December 31, 2001

         (4) To consider such other business as may properly come before the meeting.

RECORD DATE:    You are entitled to vote if you were a shareholder of record at the close of business on October 5th, 2001.

ATTENDANCE IN PERSON:    If you were a shareholder of record on the record date,
you are entitled to, and we would be delighted if you would, come to and vote at the meeting in person.

VOTING BY PROXY:    Please send in your proxy (or voting instructions to your
broker) as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. Please refer to the questions and answers beginning on page 2 and the instructions on the proxy card.

By order of the Board of Directors
John Trainor,
Corporate Secretary
October 5, 2001

IVP TECHNOLOGY CORPORATION
54 Village Centre Drive, Suite 300
Mississauga, Ontario
Canada    L4Z 1V9

                                   PRELIMINARY
                                 PROXY STATEMENT

YOUR VOTE IS VERY IMPORTANT. PLEASE SEND IN YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON. THIS PROXY STATEMENT DESCRIBES THE MATTERS TO BE VOTED ON AND CONTAINS SPECIFIC INSTRUCTIONS TO FACILITATE YOUR VOTING.

         Your Board of Directors is soliciting proxies for the 2001 Annual Meeting of Shareholders of IVP Technology Corporation to be held on November 16th, 2001. We are distributing this Proxy Statement to shareholders about October 25th, 2001. We are sending to you our Annual Report on Form 10-KSB that describes the business of our company and which includes audited financial statements for the year ended December 31, 2000, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001, together with this Proxy Statement.


SOME QUESTIONS AND ANSWERS


WHAT AM I BEING ASKED TO VOTE ON?

You are being asked to vote on:

(1) ratification of an amendment to our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue to 150,000,000 shares and add a class of preferred stock consisting of 50,000,000 shares.

(2) the election of five (5) directors;

(3) ratification the Board's selection of Weinberg & Company, P.A.. as our auditors for the fiscal year ending December 31, 2001; and

Your grant of a proxy will also confer on the holders of the proxy authority to vote in their best judgment on any other matters that may properly come before the meeting.


HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?

The Board recommends a vote FOR the amendments to the Articles of Incorporation to increase the number of shares of common that we are authorized to issue and add a class of preferred stock; FOR each of its nominees for election as directors; and FOR ratification of the Board's selection of Weinberg & Company, P.A. as our auditors.

WHO IS ENTITLED TO VOTE?

You are entitled to vote if you were the owner of shares of our common stock at the close of business on October 5th, 2001, the record date for voting. This includes (1) shares held on that date directly by you as the shareholder of record and (2) shares held on that date for your account as beneficial owner by a broker, bank or other nominee.


WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If the shares are registered directly in your name on the records maintained by our transfer agent, Pacific Stock Transfer Company, you are the shareholder of record of those shares and we are sending the proxy materials directly to you. As the shareholder of record, you are entitled to vote these shares in person at the meeting or to designate a proxy to vote for you. We have enclosed a proxy card to permit you to instruct the proxy holder on how to vote your shares. If your shares are held in a brokerage account or by a bank or other nominee, those shares are registered on the records maintained by the transfer agent in the name of the broker, bank or other nominee. The broker, bank or other nominee shares held like that are frequently referred to as being held in "street name." If your shares are held in street name, the broker, bank or other nominee is the holder of record and will get the proxy materials from us in sufficient quantities to pass on a set to you. You, as the beneficial owner, have the right to direct the broker, bank or other nominee on how to vote and you are invited to attend the meeting if you want to. Nevertheless, if you do attend, you will be entitled to vote only if the record holder of these shares appoints you as its proxy. Your broker, bank or other nominee has enclosed a voting instruction card so that you can give instructions on how to vote your shares.


HOW DO I VOTE?

Shareholders may vote their shares at the Annual Meeting either in person or by proxy. Since many shareholders may be unable to attend the meeting in person, we send to all shareholders of record cards that permit them to designate proxies to represent them at the meeting and to direct the designated proxies on how to vote. Brokers, banks and nominees also send cards to beneficial owners to permit them to provide instructions as to how they wish their shares to be voted.


HOW DO I VOTE BY MAIL?

Shareholders of record who wish to vote by mail should complete the enclosed proxy card to indicate their voting instructions and then sign, date and mail the proxy card in the postage-paid envelope provided. Beneficial owners may direct their vote by mail by completing, signing and returning the voting instruction card provided by their broker, bank or nominee.


HOW DO I VOTE AT THE ANNUAL MEETING?

We will pass out ballot papers to any shareholder of record who wants to vote in person at the Annual Meeting rather than by proxy. If you hold your shares through a broker, bank or nominee, you must obtain a proxy from that institution to enable you to vote in person at the meeting.


WHOM AM I DESIGNATING AS MY PROXY?

You will be designating John Maxwell, our President and sole director, and Thomas Chown, our general counsel in Canada, as proxies to vote your shares in accordance with your instructions.


HOW WILL MY PROXY VOTE MY SHARE?

The designated proxies will vote according to your instructions as indicated on the proxy card. If you sign your proxy card but do not indicate voting instructions on one or more of the business matters listed, the proxies will vote all uninstructed shares in accordance with the recommendations of the Board.


MAY I REVOKE MY PROXY?

You may revoke or amend your proxy in one of two ways:

(1) By attending the Annual Shareholders Meeting in person, revoking your proxy at that time and either voting the shares yourself or appointing a new person to act as your proxy; or

(2) By sending a letter to the company at its principal offices in Mississauga, Canada signed by each of the registered shareholders indicating your intention to revoke or amend the proxy. If you intend to amend the proxy, please advise us as to the exact amendments you wish to make. Letters intended to revoke or amend a proxy must be postmarked no later than November 3rd, 2001 and must be received by the company by November 9th, 2001.


HOW MANY SHARES CAN VOTE?

As of the record date, we had issued and outstanding 48,767,348 shares of common stock. The holders of these shares are each entitled to one vote for each share held.


HOW MANY SHARES NEED TO BE REPRESENTED FOR THE MEETING TO CONDUCT BUSINESS?

The meeting can conduct business only if the holders of a majority of the shares outstanding on the record date are present at the meeting in person or by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Generally, a broker will not vote shares that it holds for a beneficial owner for or against a particular proposal if (1) the broker has not received voting instructions from the beneficial owner and (2) under the rules applicable to the broker it is not allowed to vote on the particular proposal without voting instructions.


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

HOW MANY VOTES ARE NEEDED FOR MATTERS TO BE ADOPTED AT THE MEETING?

For a person to be elected a director, that person must receive the affirmative vote of a majority of the shares present or represented at the meeting. The other matters to be voted on will be declared adopted if they receive the affirmative vote of a majority of the shares present or represented at the meeting.


IS CUMULATIVE VOTING ALLOWED IN THE ELECTION OF DIRECTORS?

No. Each share is entitled to one vote in the election of directors as on every other matter.


WHO WILL COUNT THE VOTES?

Your Corporate Secretary will count the votes unless a shareholder present at the meeting requests count by inspectors of election, in which event the Chairman of the meeting will appoint two inspectors, who may but need not be shareholders, to effect the count.


WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

The Chairman will announce the results of the meeting. In addition, we will publish them on our web site - www.ivptechnology.com - and in our annual report on Form 10-K for the 2001 fiscal period that we expect to file with the SEC by April 30, 2002.


WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

IVP Technology Corporation will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to mailing these proxy materials, our directors and officers, who will not receive any additional compensation for their soliciting activities, may seek to contact shareholders by telephone or other electronic means. We will also reimburse brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to shareholders.


MAY I PROPOSE ACTIONS FOR CONSIDERATION AT FUTURE SHAREHOLDER MEETINGS, INCLUDING DIRECTOR NOMINATIONS?

You may submit proposals for consideration at future shareholder meetings, including director nominations.

PROPOSALS: In order for a shareholder proposal to be considered for inclusion in the proxy statement for our next year's Annual Meeting, our Corporate Secretary must receive the written proposal by no later than March 31, 2002. Any such proposal will need to comply with SEC regulations regarding the inclusion or shareholder proposals in company-sponsored proxy materials. You may also move the adoption of proposed resolutions from the floor at the Annual Meeting, but then you should not expect proxies to vote in favor of it.

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


NOMINATIONS OF DIRECTOR CANDIDATES: You may suggest director candidates for consideration by our Board. Any such suggestion should be addressed to our Corporate Secretary. You may also make a director nomination from the floor at the Annual Meeting, but then you should not expect proxies to be voted in favor of your nominee.


                            COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

     The following table tells you, as of October 5th, 2001, about:

     o   Each beneficial owner of more than 5% of our common stock;

     o Beneficial ownership of shares of our common stock by each of our current directors and officers; and beneficial ownership of shares of our common stock by all of our directors and officers as a group.

         For the purpose of this table, the beneficial ownership of a person includes shares as to which that person has sole or shared voting or investment power as well as shares that the person has the right to acquire within 60 days (such as upon conversion of convertible securities or exercise of warrants or options) as of October 5th, 2001. For the purpose of calculating the ownership percentages, we have considered to be outstanding both the total number shares actually outstanding on October 5th, 2001 and the total number of shares that various people then had the right to acquire within 60 days.

                                    Number of Shares             Percentage of
                                    of Common Stock              Outstanding
Name                                Owned Beneficially           Common Shares
----                                ------------------           -------------

John Maxwell                        200,000                            *

John Trainor                        200,000                            *

Directors and officers
as a group (2 persons)              400,000                            *


* Less than 1%.


Board of Directors Committees.

         The Board of Directors does not have a Compensation, Audit or Nominating Committee, and the usual functions of such committees are performed by the entire Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance.

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the best of the Company's knowledge, based solely upon its review of the copies of such reports furnished to the Company for the year ended December 31, 2000, Forms 3, 4 or 5 required to be filed pursuant to Section 16(a) of the Exchange Act were filed in an untimely fashion as follows: in 2001 Mr. Maxwell filed a Form 3 in October 2001 which should have been filed in May 2000; John Trainor filed a Form 3 in October 2001 which should have been filed in May 2000; and Edgar Clarke filed a Form 5 in October 2001 reflecting his resignation in June 2000


Board Meetings.

         The Board of Directors held no actual meetings during 2000. The Board, however, was active and took fourteen (14) formal actions by unanimous written consent. The Board was not divided into committees. As of the year-end, none of the directors then in office were in full compliance with their filing obligations under Section 16(a) of the Securities Exchange Act of 1934, but at the date of this Proxy Statement are in the process of bringing themselves into compliance.


                             ITEM OF BUSINESS NO. 1
            PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
         TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF
                   THE COMPANY AND A CLASS OF PREFERRED STOCK

         Your Board of Directors has adopted a resolution to amend our Articles of Incorporation, subject to the approval of the shareholders, to increase the number of shares of common stock the company is authorized to issue from 50,000,000 shares to 150,000,000 shares and to add a class of blank check preferred stock consisting of 50,000,000 shares having a par value of $.001 per share.

         As of October 5th, 2001, there were 48,767,348 outstanding shares of Common Stock and 1,232,652 shares of common stock authorized for issuance. However, there is outstanding a promissory note the principal amount of which ($200,000) along with accrued interest ($30,303.27 at October 15th, 2001), is convertible into shares of Common Stock at a conversion price equal to eighty percent (80%) of the average closing bid price per share of Common Stock over a ten day period prior to conversion. If the holder of the promissory note elected to convert


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


the note and accrued interest as of today, we would be required to issue 3,198.656 shares of common stock to this entity, more shares than are available for issuance.

         Since we acquired the right to market PowerAudit software in 1999, we have been unable to implement an effective marketing program. In fact, we have sold only a limited number of units to date. Over the last two years, we have attempted, unsuccessfully, to identify personnel qualified to market PowerAudit or engage an independent entity to market our product. In August 2001, after three months of meetings involving extensive due diligence exercises, management commenced negotiations with a group capable of marketing PowerAudit and on September 17, 2001 entered into an agreement to acquire all of the capital stock of International Technology Marketing Inc. ("ITM"), a recently organized corporation whose personnel have significant experience marketing computer software. Two of these employees have agreed to stand for election as directors of IVP, subject to certain conditions, including the approval of the amendment to our Articles of Incorporation by our shareholders, and a brief description of their employment history is included under proposal No. 2, Election of Directors. As the parent of ITM, we will have the right to direct the actions of its five employees, each of whom is party to a three year employment agreement with ITM wherein they will devote their entire business time to ITM's business. Our Board will direct ITM's employees as they assume the senior management positions of IVP to market and sell PowerAudit as well as any derivative products developed or complementary products acquired. In consideration of the sale of the shares of ITM to us, we will issue 50,000,000 shares of common stock to ITM and guaranty all payments under three-year employment agreements ITM has with its five employees, aggregating CANADIAN$336,000 per annum (which amount is subject to increase in later years depending upon ITM's success marketing PowerAudit), plus variable compensation to be determined in the future. The 50,000,000 shares of common stock issued to ITM would be held in escrow and released to it only at such times as we achieve specified levels of gross revenues and gross sales of PowerAudit. If we achieve cumulative revenues of $500,000 attributable to the sale of all products and services including PowerAudit, we will release 10,000,0000 shares of common stock to ITM; if we achieve cumulative revenues solely attributable to the sale of PowerAudit of $500,000, we will release 10,000,0000 shares of common stock to ITM; if we achieve cumulative revenues solely attributable to the sale of PowerAudit of $2,000,000, we will release 10,000,0000 shares of common stock to ITM; if we achieve cumulative revenues solely attributable to the sale of PowerAudit of $6,000,000, we will release 10,000,0000 shares of common stock to ITM; if we achieve cumulative revenues of $16,200,000 attributable to the sale of all products and services including PowerAudit, we will release the remaining 10,000,0000 shares of common stock to ITM.

         The agreement with ITM will take effect only if we can (i) obtain the approval of our shareholders to increase the number of shares of common stock we are authorized to issue and (ii) secure or receive a commitment for financing that would yield a minimum of $500,000 to us at or about the date the ITM agreement takes effect.

         We are negotiating an agreement to secure up to $5,500,000 of financing that we hope will be available at about the time the ITM agreement would become effective. This agreement will require us to issue more shares of common stock than we have available for issuance and, therefore, is predicated upon increasing the number of shares of common stock we are authorized

                                       9
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to issue. Further, we anticipate that the obligation of the entity providing the funding will be conditioned upon the effectiveness of the ITM agreement and the benefits that would inure to our company thereunder.

         If we are to provide for the issuance of shares of Common Stock upon conversion of the promissory note and obtain the benefits of the two agreements described above, our shareholders will have to approve an increase the number of shares of common stock that we are authorized to issue.

         Other than shares of common stock issuable in connection with the potential conversion of the promissory note and the agreements described above, your Board of Directors has no specific plans at this time to issue any additional shares of common stock, however, one can foresee some situations in which it might become advantageous to do so. For example:

      o We may wish to raise additional capital for our operations through the sale of common stock.

      o We may wish to compensate officers and consultants by issuing them shares of common stock, a practice in which we have engaged in the past. As the shareholders are aware from reading our financial reports, because we have so far generated only limited revenues, we have been required to pay many of our expenses, such as compensation of officers and consultants, in shares of our common stock. As of the date hereof, we do not have sufficient cash available to pay our obligations. Accordingly, the practice of paying officers and consultants in shares of common stock may continue and we have no shares of common stock available for such purpose.

      o We may be required or find it advantageous to issue shares of common stock in connection with transactions that may be beneficial to us.

         Approval of the amendment to the Articles of Incorporation to increase the number of shares of common stock authorized is important to our company because:

      o We will not receive the financing we require to fund our operations and the receipt of which is a condition precedent to the effectiveness of the acquisition agreement described below.

      o We will not obtain the benefits of an agreement previously approved by our Board of Directors under which ITM has agreed to market PowerAudit because the agreement provides that it will not take effect unless and until IVP amends its Articles of Incorporation to increase the number of shares of common stock we are authorized to issue and add a class of preferred stock; and

      o The relatively small remaining number of authorized shares of common stock that we currently are permitted to issue (1,232,652 shares), assuming the that the promissory note described above is not converted, will impair our ability to enter into transactions that may be beneficial to us, including raising capital through the sale of equity, whereas,

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         after the amendment we will be able to issue 101,232,652 shares of common stock authorized for issuance in connection with these potential transactions.

         An amendment to the Articles of Incorporation that increases the total number of shares available for issuance would afford the corporation flexibility in several key areas.

         It is for these reasons that your Board of Directors believes that it is a good idea to amend our Articles of Incorporation as described herein and have some authorized but unissued common shares available.

         The additional shares of common stock to be authorized for issuance upon the adoption of the amendment would possess rights identical to the currently authorized common stock. The stockholders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. All voting is on a non-cumulative basis. The stockholders of common stock do not have any preemptive rights, conversion rights, or applicable redemption or sinking fund provisions. The amendment to authorize the issuance of additional shares of common stock will not have any effect on the par value of the common stock.

         If the shareholders approve the recommended amendment to our Articles of Incorporation, it would have the effect of authorizing the Board of Directors to issue the additionally authorized shares without further action by the shareholders, except as may be required in a specific case by applicable law or the regulations of any stock market on which our outstanding shares are listed. The issuance of additional shares of common stock could reduce existing shareholders' percentage ownership and voting power in IVP and, depending on the transaction in which the shares are issued, could affect the per share book value or other per share financial measures. The availability of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of the company.

         The preferred stock to be authorized would be "blank check" stock, in that these shares would be authorized with no specific designation. The board of directors would have the authority, without further approval of our stockholders, to issue preferred stock, having such rights, preferences and privileges as the board of directors may determine. The board of directors may designate any or all of these shares without shareholder consent and may afford such voting and other preferences which designations may give the holders of the preferred stock voting control and other preferred rights such as to liquidation and dividends.

         As to the issuance of preferred shares, the effect would depend on the terms on which they were issued. The terms of any series of preferred stock, which may include priority claims to assets upon liquidation and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock, and conversion rights could be dilutive. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of us or the removal of our management more difficult and discharge hostile bids for control of us which bids might have provided shareholders with premiums for their shares. The authority of the board of directors to issue preferred shares without shareholder consent may have a depressive effect on the market price of our common stock even prior to any designation or issuance of the preferred stock. Having the flexibility to issue a significant number of preferred shares on negotiated terms is particularly useful in the context of acquisitions of the stock or assets of other companies, opportunities for which may from time to time be presented to us.

         If approved by the shareholders, the amendment of the Articles of Incorporation will become effective upon the filing of Articles of Amendment with the Department of Corporations of the State of Nevada.

YOUR BOARD URGES A VOTE FOR THE AMENDMENT OF THE ARTICLES OF
INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE FROM 50,000,000 SHARES TO 150,000,000 SHARES AND ADD A CLASS OF PREFERRED STOCK.


VOTE REQUIRED

To be approved and go into effect, the amendment of the Articles of Incorporation to increase the authorized capital stock of IVP Technology Corporation requires the affirmative vote of A MAJORITY OF THE NUMBER OF SHARES ISSUED AND OUTSTANDING ON THE RECORD DATE.


                             ITEM OF BUSINESS NO. 2
                              ELECTION OF DIRECTORS

         The persons named in the enclosed proxy will vote to elect as directors the five nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect.

         Dr. Michael R. Sidrow, Robert M. King and J. Stephen Smith have indicated their willingness to serve, if elected. Peter Hamilton and Brian MacDonald have indicated their willingness to serve, if elected, PROVIDED that our shareholders vote to amend our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue and to add a class of preferred stock. If any nominee should be unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee designated by management.

         Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified.


NOMINEES

         Certain information about the nominees to serve as our directors is set forth below.


YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NAMED PERSONS.

VOTE REQUIRED

         The five persons who receive the highest number and a majority of the votes cast by shareholders present at the meeting in person or by proxy will be elected directors of IVP, to hold office until the next annual meeting and until their successors are elected and qualified.

         Nominee                                     Business Experience
         -------                                     -------------------

         Peter Hamilton             Mr. Hamilton has been involved in the
                                    software industry since 1984. He currently is the Vice-President and co-founder of International Technology Marketing Inc, a recently organized corporation formed for the purpose of entering into the transaction with IVP. Most recently, since 1999, he served as the President of Springboard
                                    Technology Solutions Inc. and prior thereto as its Vice-President - Sales and Consulting. Springboard is a network solutions, web applications developer and
                                    Internet services provider for mid sized businesses and non-profit organizations.
                                    Springboard develops applications that
                                    create or assist processes that enhance
                                    productivity and profitability. Prior to joining Springboard, from 1995 to 1998, Mr.
                                    Hamilton was the President, Chief Executive
                                    Officer and majority shareholder of Lava
                                    Systems Inc. Lava Systems is a multinational software company engaged in document management, imaging and work flow space that designed and built a software product that captured a number of international awards and was acknowledged as the best new product at the AIIM/96 show in Chicago. During his tenure at Lava, he participated in assisting the company to raise over Canadian$36 million and commence trading its securities on the Toronto Stock Exchange. While he was President of Lava, he oversaw the company's expansion of its operations into Europe, Australia, U.S. and Canada and developed business partners located in South America, South Africa, the Middle East and
                                    Scandinavia. From 1990 to 1995, Mr. Hamilton served in several capacities for Softkey
                                    Software International which in his last year of service achieved annual sales of approximately $300 million. Prior to leaving
                                    SoftKey, he was the Senior Vice President of Operations and was responsible for operating all aspects of that company's business, including manufacturing, product distribution, information systems, finance, customer support, technical support and product data management/marketing. At
                                    SoftKey, he was
                                    responsible for integrating 15 new
                                    businesses into SoftKey's operations.


         Brian MacDonald            Mr. MacDonald has been involved in the
                                    software industry since 1995 when he
                                    co-founded, with Mr. Hamilton, Springboard
                                    Technologies Solutions Inc, a Toronto based network solutions and web applications developer and internet provider for mid sized businesses and non-profit organizations. Springboard develops applications that create or assist processes that enhance productivity and profitability.
                                    From 1995 through 1998, he served as the Executive Vice President - Corporate
                                    Development and Chief Financial Officer of
                                    Lava Systems Inc., a multinational software company in engaged in document management, imaging and work flow space with offices in Toronto, Chicago, London, Sydney. While at
                                    Lava Systems, Mr. MacDonald participated in raising an aggregate of Canadian$36 million for that company. He also negotiated and acquired four companies; three in the U.K.
                                    and one in Australia and negotiated many VAR and large-scale license agreements for software distribution. He currently is the President and co-founder of International
                                    Technology Marketing Inc, a recently
                                    organized corporation formed for the purpose of entering into the transaction with IVP


Dr. Michael Robert Sidrow           Dr. Sidrow is widely recognized as a
                                    visionary leader and a driving force in
                                    developing business/IT strategies. For the past year Dr. Sidrow has served as the Executive Vice President/Operations and
                                    Sales in the San Diego office of Ranger
                                    Online Inc., a company that provides
                                    internet intelligence, surveillance and
                                    brand management services to leading
                                    corporations and governments around the
                                    world. Prior to joining Ranger, Dr. Sidrow founded LaRRK Digital, a company specialized in helping businesses design and implement high performance e-commerce infrastructures and manage their resulting business operations. Dr Sidrow has also held senior management positions with Predicate Logic, a San Diego-based company with a suite of automated data mining and reporting software products and with Booz-Allen's World
                                    Technology Business in San Diego where he was latterly a Principal in the company. Dr.
                                    Sidrow is a Captain in the U.S. Naval
                                    Reserve. With 22 years of reserve-and
                                    active service, he has in-depth knowledge of the government IT-market and programs. Over the past 14 years, his government clients have included major military, state and local government clients. In the course of his career, Dr. Sidrow's work has centered on the collection and use of information. He has developed state-of-the-art wireless capabilities for military applications. He has designed and implemented data collection for law enforcement agencies. From a strategy perspective, Dr. Sidrow has orchestrated corporate turnarounds, has overseen rapid growth, and built successful companies from start-up to acquisition. As a member of the San Diego Regional Technology
                                    Alliance he spearheaded high-level strategic planning for a number of small businesses.
                                    In community-related economic development work, Dr. Sidrow served as the Co-Chair of The San Diego Defense and Space Technology
                                    Industry Cluster. He was a Member of the Advisory Board of the San Diego Science and
                                    Technology Council and a Member of the Board of Directors of the San Diego Regional
                                    Economic Development Corporation, the San
                                    Diego Regional Technology Alliance and the
                                    East County Economic Development Council.
                                    For the San Diego Chapter of the National
                                    Security Industrial Association, he served as Chairman of the Navy's Research and Development Division's Executive Forum. He holds his Ph.D. from the University of California Riverside.


Robert M. King                      Mr. King is the Senior Vice President, for
                                    Magis Networks, Inc. ("Magis") overseeing business & product development. Magis is involved in the development of technology that will distribute multiple streams of broadband video, audio and data to any device in the office or home. Mr. King has over 20 years experience in business and product management at Motorola, General
                                    Instrument, SAIC and ACTV. He co-founded three technology based start-ups. He also directed the development and launch of a video e-mail messaging product, and helped position the product as the #1 system in its category at the time. For General Instrument
                                    Corporation (Motorola), Mr. King established and built the Private Networks Business
                                    Unit. He successfully introduced the first digital, interactive broadband products to
                                    Fortune 50 companies including Ford Motor
                                    Company, Merrill Lynch, Wal-Mart, Target
                                    Stores, PBS, and Microsoft. While at ACTV, he negotiated funding for and led its Hyper
                                    TV division, which developed a Java-based product for

                                    TV/Internet-based applications. Mr. King was also responsible for incorporating ACTV's interactive technology into General Instrument's digital set-top box environment. Mr. King served seven years with Science Applications International Corporation (SAIC), where he held numerous divisional and corporate positions including Director, Telecommunications and Information Systems. He was responsible for landing the first contracts in the commercial telecommunications / information systems marketplaces for SAIC, and led the key partnerships with Bellcore (acquired by SAIC in 1996), HP, Sun and Sprint. During that time, Mr. King also served on the executive committee for Advanced Intelligent Networks
                                    (AIN) for Bellcore.Prior to SAIC. Mr. King spent eight years at Motorola Communications and Electronics, Inc. and held various senior-level management positions developing new wireless communication products and markets, including the first implementations of secure wireless applications. He is currently active on numerous advisory boards of technology-based companies. Mr. King graduated from the University of Massachusetts.


         J. Stephen Smith           Mr. Smith has over 30 years experience in
                                    planning, directing and managing major
                                    projects in such diverse fields as radar system development; electronic intelligence system design, installation and operation;
                                    ship design and acquisition and Document
                                    Management System (DMS) development and
                                    applied solutions.

                                    Mr. Smith retired as a Navy Captain after 24 years of service. He then served as VP for Operations for CDI Marine, the nation's largest marine engineering firm. After seven years with CDI Marine, Mr. Smith joined ROH, Incorporated in 1989. He has served ROH as Director of Engineering, Vice President and was promoted to President in 1996. ROH is a diverse professional services company specializing in DMS solutions, web site development and applications and a broad range of support for the US Navy ship acquisition program. (www.roh-inc.com)

                                    Education:

                                    Bachelor of Business Administration,
                                    University of Notre Dame, 1959

                                    Master of Science, Electronics Engineering,
                                    U.S. Naval Postgraduate School, 1965.

                                    Executive Development Program, Pennsylvania
                                    State University, 1976


Executive Officers.

         Our officers are elected annually by our Board of Directors and serve at the discretion of the Board of Directors.

         John Maxwell has been the President and a member of the Board of Directors since 1999. From 1990 to 1999, Mr. Maxwell was employed as Manager at Copyright Printing Company, Toronto, Ontario, Canada. Mr. Maxwell received a diploma from Cedarbrae College, Toronto, Ontario, Canada, in 1963.

         John Trainor has been the Secretary of the Company since July 2000. Mr. Trainor has been involved in the entertainment industry since 1989. From 1994 through the present, has been a free lance film technician and screenwriter. From 1992 through 1995, he was a story analyst for Scripps Howard Productions, Los Angeles, California, where he provided coverage on manuscripts submitted with a view to adaptation to screenplay. From 1989 through 1992, he was the Assistant to the Head of Development, Carol Gillson Productions, Van Nuys, California where he was responsible for reviewing screenplays submitted for production consideration and worked with writers in developing screenplays and reported directly to the head of production.


Certain Relationships and Related Party Transactions.

         Our agreement to acquire all of the outstanding shares of common stock of International Technology Marketing, Inc. ("ITM") discussed in connection with the proposal to increase the number of shares of common stock and a class of preferred stock, is with the five shareholders of ITM. Among the shareholders who would sell their shares of ITM stock to us are Peter Hamilton and Brian MacDonald, each of whom has been nominated to serve as a member of our board of directors.

         The agreement with ITM will take effect only if we can (i) obtain the approval of our shareholders to increase the number of shares of common stock we are authorized to issue and (ii) secure financing that would yield a minimum of $500,000 to us at or about the date the ITM agreement takes effect. If these conditions are not met, the transaction with ITM would not take effect and neither Mr. Hamilton nor Mr. MacDonald would agree to serve as a director

         Assuming the foregoing conditions are met and the agreement with ITM takes effect, our agreement with holders of the ITM shares provides that we will issue an aggregate of 50,000,000 shares of our common stock to ITM in escrow to be earned out upon our achieving certain sales benchmarks. Specifically, if we achieve cumulative revenues of $500,000 attributable to the sale of all products and services including PowerAudit, we will release 10,000,0000 shares of common stock to ITM; if we achieve cumulative revenues attributable solely to the sale of PowerAudit of $500,000, we will release the second 10,000,0000 shares of common stock to ITM; if we achieve cumulative revenues attributable solely to the sale of PowerAudit of $2,000,000, we will release the second 10,000,0000 shares of common stock to ITM; if we achieve cumulative revenues attributable solely to the sale of PowerAudit of $6,000,000, we will release the third tranche of 10,000,0000 shares of common stock to ITM; and if we achieve cumulative revenues of $16,200,000 attributable to the sale of all products and services including PowerAudit, we will release the remaining 10,000,0000 shares of common stock to ITM.

         The table below indicates the number of shares that each of Mr. Hamilton and Mr. MacDonald would receive upon the release of our shares of common stock from escrow to ITM:

                           Mr. Hamilton               Mr. MacDonald
                           ------------               -------------

1st Tranche                2,000,000                  2,000,000
(10 million shares)

2nd Tranche                2,000,000                  2,000,000
(10 million shares)

3rd Tranche                2,000,000                  2,000,000
(10 million shares)

4th Tranche                2,000,000                  2,000,000
(10 million shares)

5th Tranche                2,000,000                  2,000,000
(10 million shares)

         Total:            10,000,000                 10,000,000


         We have agreed to register the shares for public resale all of the shares issuable to ITM prior to the date Mr. Hamilton and Mr. MacDonald would receive their shares.

         Our agreement with ITM also provides that we would guarantee all payments due under the terms of three-year employment contracts between ITM and each of its five employees, including Mr. Hamilton and Mr. MacDonald. Mr. Hamilton's and Mr. MacDonald's employment agreements each extend for a term of three years and provide that the employee shall receive a combination of salary and personal expenses equal to CANADIAN$8,000 per month (based upon an exchange rate of $1.56240 Canadian for each US$1, as reported in the Wall Street Journal on October 5th , 2001), which salary is to be reviewed once sustainable operations are achieved.

Executive Compensation.

         The following summary compensation table sets forth the compensation paid by us to our two most highly compensated officers for services rendered in all capacities during the calendar year 2000.


                           Summary Compensation Table
                           --------------------------

                                           Annual Compensation      All other
Name and Principal Position        Year    Salary        Bonus    Compensation
---------------------------        ----    ------        -----    ------------

John Maxwell, President            2000    $150,000(1)   -0-           -0-

John Trainor, Secretary            2000    $144,000(2)   -0-           -0-

Gary Risidore (3)                  1999    $144,000      -0-           -0-
                                   1998    -0-           -0-           -0-

Carmen Scarcelli (4)               1999    $144,000      -0-           -0-

Edgar Clarke (5)                   1999    $144,000      -0-           -0-


--------------------------------------------------------------------------------

1. Mr. Maxwell's compensation for 2000 consisted only of 200,000 shares of common stock. We valued these shares at $.75 each for an aggregate value of $150,000.

2. Mr. Trainor's compensation for 2000 consisted only of 200,000 shares of common stock. We valued these shares at $.72 each for an aggregate value of $144,000.

3. Mr. Risidore served as our President and as a Director during 1998 and 1999.

4. Mr. Scarcelli served as our secretary and as a Director during 1998 and 1999. His compensation consisted only of 200,000 shares of common stock. We valued these shares at $.72 each for an aggregate value of $144,000.

5. Mr. Edgar Clarke served as a Director during 1999. His compensation consisted only of 200,000 shares of common stock. We valued these shares at $.72 each for an aggregate value of $144,000.

         We do not have any long term compensation plans or stock option plans.


                             ITEM OF BUSINESS NO. 3
           RATIFICATION OF THE APPOINTMENT OF WEINBERG & COMPANY, P.A.
         AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING
                               DECEMBER 31, 2001


         Your Board of Directors has appointed Weinberg & Company, P.A. ("Weinberg") as the independent accountants to audit our financial statements for the year ended December 31, 2001. The audit for the year ended December 31, 2001 would be the second financial statements audited for us by Weinberg.

         Weinberg also would prepare our tax returns and generally provided advice to your directors and officers on financial and accounting matters. A representative of Weinberg will not attend the Annual Meeting.

         During fiscal 2000, the aggregate fees for professional services provided by Weinberg & Co. to us were as follows:

Audit Fees (1)                       $17,174.
Financial Information Systems          NIL
Design and Implementation Fees         NIL
All Other Fees (2)                   $8,323.
                                     -------

Total                                $25,497.

(1) Audit fees relate to services rendered for the annual audit of our consolidated financial statements for the fiscal year ended December 31, 2000.

(2) All other fees relate to advice and assistance provided to us in connection with tax compliance and various transactions.


         If the appointment of this firm is not ratified or if it declines to act or their engagement is otherwise discontinued, the Board of Directors will appoint other independent auditors.

YOUR BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF WEINBERG & COMPANY, P.A. AS OUR INDEPENDENT ACCOUNTANTS FOR THE YEAR 2001.

If the appointment is not ratified, the Board will consider whether it should select other independent accountants.


VOTE REQUIRED

Ratification of the appointment of Weinberg & Company, P.A. as our independent accountants for 2001 requires the affirmative vote of a majority of the votes cast by shareholders present at the meeting in person or by proxy.


                             ITEM OF BUSINESS NO. 4
                                 OTHER BUSINESS

We do not know of any other item of business that may come before the meeting, except a motion to adjourn. If at the meeting a sufficient number of votes are not cast to adopt one or more of the items proposed for adoption, the persons named in the accompanying form of proxy may vote to adjourn the meeting to another specific date and time to permit continued solicitation of proxies.

                                  ANNUAL REPORT

         A copy of our Annual Report on Form 10-KSB for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, is being sent to you together with this Notice of Annual Meeting and Proxy Statement.

                                    By order of the Board of Directors

                                    /s/ John Trainor

                                    John Trainor,
                                    Corporate Secretary

                                  PRELIMINARY
                                 FORM OF PROXY
                     SOLICITED BY THE BOARD OF DIRECTORS OF
                           IVP TECHNOLOGY CORPORATION
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 16, 2001

         Know all men by these presents, that the undersigned hereby constitutes and appoints John Maxwell and Thomas Chown the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote all of the shares of the common stock of IVP Technology Corporation standing in the name of the undersigned at the close of business on October 5, 2001, at the Annual Meeting of Stockholders of the Company to be held on November 16, 2001 at the Four Seasons Hotel, 3960 Las Vegas Boulevard South, Las Vegas, Nevada, beginning at 10:00 a.m. Pacific Standard Time, and at any and all adjournments thereof, with all the rights and powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows:

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS SHEET AND MAIL IN THE ENCLOSED POSTAGE PREPAID ENVELOPE TO IVP TECHNOLOGY CORPORATION.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE:  [X]

1. Amendment of the Articles of Incorporation to increase the number of authorized shares of common stock to 150,000,000 and the number of authorized shares of preferred stock to 50,000,000

      [ ] FOR             [ ] AGAINST             [ ] ABSTAIN


2.    Election of Directors

Nominees are:

Peter Hamilton:            [ ] FOR          [ ] AGAINST

Brian MacDonald:           [ ] FOR          [ ] AGAINST

Robert M. King:            [ ] FOR          [ ] AGAINST

Dr. Michael R. Sidrow      [ ] FOR          [ ] AGAINST

J. Stephen Smith           [ ] FOR          [ ] AGAINST

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------

3. Ratification of appointment of Weinberg & Company, P.A., Certified Accountants, as the Company's auditors.

      [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

4. In their discretion upon such other measures as may properly come before the meeting, hereby ratifying and confirming all that said proxy may lawfully do or cause to be done by virtue hereof and hereby revoking all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.

IF NO CHOICE IS SPECIFIED, THE PERSONS NAMED AS PROXIES ABOVE INTEND TO VOTE FOR THE ELECTION OF THE NAMED NOMINEES AND FOR ALL OF THE OTHER PROPOSED ACTIONS.

Number of shares owned by undersigned: _______________


Signature:__________________________

Print Name:_________________________

Date:_______________________________


Signature:__________________________

Print Name:_________________________

Date:_______________________________


IMPORTANT: Please sign exactly as your name or names are printed here. Executors administrators, trustees and other persons signing in a representative capacity should give full title.